                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                          Willamette Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

ATTENTION WILLAMETTE SHAREHOLDERS:

                               Vote for Louisiana

                                    (we did!)

           Protect your investment, your communities and your forests from Weyerhaeuser's hostile actions

For 35 years Willamette has been a part of the Louisiana landscape. Our tradition of caring for our land and the $595 million we've invested in Louisiana over the past decade could all change if Weyerhaeuser, a company that has most of its major holdings outside the state is successful in its hostile takeover attempt of Willamette.

The potential impact of a forced combination of Willamette and Weyerhaeuser is enormous:

     o    Shareholders - would risk selling their Company for what the
                         Willamette Board has determined is far less than it is worth.

     o    Employees    - may lose their family-wage jobs.

     o    Customers    - could see competition in the marketplace severely
                         eroded.

     o    Communities  - could lose their connection with local business leaders.

     o    Forest lands - could feel the environmental impact of Weyerhaeuser's far more aggressive tree cutting policy.

     o    Louisiana    - could lose a strong business partner that has brought
                         jobs and sustainable forestry to Northern Louisiana.

We have received hundreds of letters of support from shareholders, employees,
                 --------
customers and community leaders. They express concern about Weyerhaeuser's hostile actions and the great damage they could do to your company and to Northern Louisiana.

                As shareholders, only you can stop Weyerhaeuser.

                               Every vote counts.

                              Vote the Green Proxy

                     [LOGO OF WILLAMETTE INDUSTRIES, INC.]



If you have any questions about or need assistance in voting your proxy, please call MACKENZIE PARTNERS toll free at (800) 322-2885 or by e-mail at
                          proxy@mackenziepartners.com.

ATTENTION WILLAMETTE SHAREHOLDERS:

                       Who Will Put YOUR Interests First?

        Weyerhaeuser has made it clear that their nominees, if elected, are expected to support, subject to their fiduciary duties, Weyerhaeuser's offer. This would serve Weyerhaeuser's shareholders - not Willamette's.

              Willamette Directors will put your interests first.
                                   ----
Willamette's nominees:

          o    Are, like you, shareholders of Willamette.

          o Are committed to delivering value to Willamette shareholders, not delivering the industry's premier company to Weyerhaeuser at what the Willamette Board has determined is an inadequate price.

          o Are not financially tied to Weyerhaeuser and Weyerhaeuser's performance.

          o Have helped guide Willamette in outperforming the forest products industry in key financial metrics for more than 10 years.

Weyerhaeuser's nominees:

          o Have each been paid $25,000 by Weyerhaeuser simply to run for election.

          o Have no public company board experience and were never elected to serve on Weyerhaeuser's board.

          o Include former Weyerhaeuser executives who we believe are still receiving substantial retirement benefits from Weyerhaeuser.

                          Trust Willamette's nominees.

               They will deliver the greatest shareholder value.

                             Vote the Green Proxy

                    [LOGO OF WILLAMETTE INDUSTRIES, INC.]

              If you have any questions about or need assistance in
               voting your proxy, please call MACKENZIE PARTNERS
                   toll free at (800) 322-2885 or by e-mail at
                          proxy@mackenziepartners.com.



*******************************************************************************

The following is the form of an information card that may be distributed by certain of Willamette's truck drivers if they receive inquiries regarding Weyerhaeuser Company's hostile takeover attempt:

Willamette Industries, Inc., the forest products company for whom I work, is currently fighting a hostile takeover by Weyerhaeuser Company.

Our Board of Directors has told them that our shareholders, employees and communities will be better served if Willamette remains independent.

The truck decals express our desire for them to hunt for other takeover targets and leave our company, one of the best performing companies in the forest products industry, alone.

To learn more about our fight, check our website at www.wii.com. Thank you for
                                                    -----------
asking about our slogans.

                     [LOGO OF WILLAMETTE INDUSTRIES, INC.]

                                  www.wii.com

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

The following is the form of a decal that is being placed on certain of Willamette's trailers:



                                 Weyerhaeuser:

                                     EXIT

                                     NOW!